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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 29, 2001, except as to Notes 1 and 3, for which the date is December 28, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in En Pointe Technologies, Inc.'s Annual Report on From 10-K for the year ended September 30, 2001.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
May 22, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS